Exhibit 99.1

Entergy
639 Loyola Avenue
New Orleans, LA 70113

Date:	October 31, 2018

For Release:	Immediately

Contact:	Neal Kirby (Media) (504) 576-4238 nkirby@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports Third Quarter Earnings

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported third quarter 2018 earnings per share of $2.92 on an as-reported basis and $3.77 on an operational basis (non-GAAP), which excludes the effects of special items.

“We are on track to meet our strategic, operational and financial objectives, and our accomplishments this year include major milestones in our transition to a pure-play utility,” said Entergy Chairman and Chief Executive Officer Leo Denault. “With strong results to date, we are affirming our core business UP&O adjusted guidance for the year, and we are raising our consolidated operational guidance.”

Business highlights included the following:

•	Entergy raised its consolidated operational earnings guidance to $6.75-$7.25 per share.

•	Entergy Mississippi entered into an agreement to acquire the 810 MW Choctaw Generating Station.

•	Entergy Texas filed an unopposed settlement agreement with the PUCT in its 2018 rate case.

•	Entergy Arkansas filed a partial settlement agreement in its FRP filing.

•	Entergy New Orleans refiled its 2018 rate case with the CCNO.

Table of Contents Page
News Release1
Appendices8
A: Consolidated Results and Special Items9
B: Earnings Variance Analysis12
C: Utility Financial and Operating Measures14
D: EWC Financial and Operating Measures16
E: Consolidated Financial Measures17
F: Definitions and Abbreviations and Acronyms18
G: GAAP to Non-GAAP Reconciliations22
Financial Statements26

•	Entergy Louisiana signed a long-term agreement to provide power to the expanding Shintech Louisiana, LLC manufacturing complex in Iberville Parish.

•	The NRC approved the license transfer of Vermont Yankee.

•
Entergy was named to the 2018 Dow Jones Sustainability North America Index and received perfect scores in four areas, including climate strategy; this is the 17th consecutive year Entergy has appeared on the World or North America Index or both.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Third Quarter and Year-to-Date 2018 vs. 2017 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of special items)
	Third Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
(After-tax, $ in millions)
As-reported earnings	536	398	138	915	891	24
Less special items	(157)	(26)	(131)	(316)	(272)	(44)
Operational earnings (non-GAAP)	693	424	269	1,231	1,163	68
Estimated weather in billed sales	5	(45)	50	42	(90)	132

(After-tax, per share in $)
As-reported earnings	2.92	2.21	0.71	5.01	4.94	0.07
Less special items	(0.85)	(0.14)	(0.71)	(1.73)	(1.51)	(0.22)
Operational earnings (non-GAAP)	3.77	2.35	1.42	6.74	6.45	0.29
Estimated weather in billed sales	0.03	(0.25)	0.28	0.23	(0.50)	0.73

Calculations may differ due to rounding

Consolidated Results

For third quarter 2018, the company reported earnings of $536 million, or $2.92 per share, on an as-reported basis and earnings of $693 million, or $3.77 per share, on an operational basis. This compared to third quarter 2017 earnings of $398 million, or $2.21 per share, on an as-reported basis and earnings of $424 million, or $2.35 per share on an operational basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A and a comprehensive analysis of quarterly and year-to-date variances by business is provided in Appendix B.

Utility, Parent & Other Results

For third quarter 2018, the Utility business reported earnings attributable to Entergy Corporation of $505 million, or $2.75 per share, compared to $401 million, or $2.22 per share, in third quarter

2017. Drivers for the quarterly increase included favorable weather and the lower federal income tax rate, partially offset by higher non-fuel O&M.

The current period results reflected the return of unprotected excess ADIT to customers, which affected several income statement line items but was neutral to earnings. Specifically, this reduced income taxes by $283 million, reduced net revenue by $277 million and increased non-fuel O&M by $6 million.

Excluding the return of $277 million of unprotected excess ADIT to customers, net revenue increased, driven by favorable weather in third quarter 2018 compared to unfavorable weather a year ago. Rate actions to recover investments that benefit customers also contributed to the increase. Current period results also included regulatory provisions to return benefits of the lower federal tax rate to customers at Entergy Louisiana and Entergy New Orleans. Weather-adjusted billed sales volume increased period over period, but was more than offset by lower volume in the unbilled period.

On a weather-adjusted basis, billed retail sales increased 1.8 percent, including 0.8 percent and 1.4 percent for residential and commercial sales, respectively. Industrial billed sales volume increased 3.0 percent primarily driven by small industrials and cogeneration sales, as well as continued growth from new and expansion customers.

Excluding the $283 million unprotected excess ADIT, income taxes were lower driven by the reduction of the federal income tax rate.

Utility non-fuel O&M increased quarter-over-quarter. The primary drivers were higher spending on fossil operations and higher contract costs. Energy efficiency spending was also higher, but was largely offset in net revenue.

For third quarter 2018, Parent & Other reported a loss of $(73 million), or (40) cents per share, compared to a loss of $(58 million), or (32) cents per share, in third quarter 2017.

On a combined basis, Utility, Parent & Other (non-GAAP) contributed $2.35 to third quarter 2018 consolidated EPS compared to $1.90 in third quarter 2017. On an adjusted basis, excluding special items and normalizing weather and income taxes, Utility, Parent & Other contributed $2.27 in third quarter 2018 to consolidated EPS, compared to $2.15 in third quarter 2017.

Appendix C contains additional details on Utility financial and operating measures, including a reconciliation for non-GAAP Utility, Parent & Other adjusted earnings and EPS.

Entergy Wholesale Commodities Results

For third quarter 2018, EWC recorded earnings attributable to Entergy Corporation of $105 million, or 57 cents per share, on an as-reported basis and earned $262 million, or $1.42 per share, on an operational basis. This compared to third quarter 2017 earnings of $55 million, or 31 cents per share, on an as-reported basis and earnings of $81 million, or 45 cents per share, on an operational basis.

As-reported results in both periods reflected impairments and other expenses recorded as a result of strategic decisions for the wholesale business. These items totaled $(157 million), or (85) cents per share, in third quarter 2018, compared to $(26 million), or (14) cents per share, a year ago. The current period results included an upward revision to Pilgrim’s asset retirement obligation, which resulted from an updated decommissioning study. The revision in the ARO resulted in a pre-tax asset impairment of $(117 million). Third quarter 2018 results also included a pre-tax write-off of materials and supplies at Pilgrim totaling $(25 million). These costs, along with other costs associated with strategic decisions for the wholesale business, were considered special items and excluded from operational earnings.

In addition, the current period results included two income tax items which reduced income taxes and increased earnings by $130 million, or 71 cents per share. Other income also increased largely due to higher realized gains on decommissioning trust funds. Partially offsetting the increase was lower net revenue as a result of lower nuclear energy pricing, as well as lower nuclear energy volume.

Appendix D contains additional details on EWC financial and operating measures, including a reconciliation for non-GAAP EWC operational adjusted EBITDA.

Earnings Guidance

Entergy updated its 2018 consolidated operational earnings guidance range to $6.75 to $7.25 per share and affirmed its Utility, Parent & Other adjusted guidance range of $4.50 to $4.90 per share. The updated consolidated operational earnings guidance range reflects a midpoint increase of 45 cents and a narrowing of the range to 50 cents (versus previous range of 60 cents). The updated guidance considers the effects of weather through September 30, 2018; higher-than-planned income tax items, including a potential item in the fourth quarter of 2018; and the effect of market performance to date in 2018 on EWC nuclear decommissioning trust returns. See webcast presentation slides for additional details.

The company has provided 2018 earnings guidance with regard to the non-GAAP measures of consolidated operational EPS and Utility, Parent & Other adjusted EPS. These measures exclude from the corresponding GAAP financial measures the effect of special items as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the special items that may occur during 2018. The only anticipated special items that the company can reasonably estimate at this time are those that relate to the decisions to sell or close the company’s merchant nuclear plants; these estimated costs, which are excluded from the earnings guidance, are expected to decrease as-reported EPS by approximately $(2.95) per share in 2018.

Earnings Teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, October 31, 2018, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 2269758, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through November 7, 2018, by dialing 855-859-2056, conference ID 2269758. This release and the webcast slide presentation are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of approximately $11 billion and more than 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago stock exchanges under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

Entergy maintains a web page as part of its Investor Relations website, entitled “Regulatory and Other Information,” which provides investors with key updates of certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Certain non-GAAP financial measures in this news release could differ from GAAP only in that the figure or ratio states or includes operational earnings. Operational earnings are not calculated in accordance with GAAP because they exclude the effect of “special items.” Special items are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, and may include items such as impairments, gains or losses on certain asset sales, and other gains or losses occurring as a result of strategic decisions such as Entergy’s decisions to shut down or sell its merchant nuclear plants. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax-effected interest expense; net revenue; return on average invested capital; and return on average common equity are included on both an operational and as-reported basis. In each case, the metrics defined as “operational” would exclude the effect of special items as defined above.

Entergy reports the combination of the Utility segment with Parent & Other as Utility, Parent & Other, which is all of Entergy excluding the EWC segment, since management uses this combination in making decisions about its ongoing business in light of its decision to exit the merchant power business. Entergy also reports Utility, Parent & Other adjusted earnings, which combines the Utility segment with Parent & Other, excludes applicable special items and normalizes weather and income tax expense for the periods presented, because it believes that these financial metrics provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and assist investors in comparing Entergy’s financial performance to the financial performance of other companies in the Utility sector. The methodologies employed to determine the normalized weather and income tax expense adjustments, each of which is further described in this release, involve estimations and the judgement of management.

In addition to reporting earnings per share on a consolidated basis, Entergy reports on a per share basis the earnings or loss of each of its segments, together with the combination of the Utility segment and Parent & Other. These per share measures represent the net income or loss of such segment or segments divided by the diluted average number of shares of common stock outstanding for the period. Entergy believes such per share measures provide useful information to investors in understanding the results of operations of those businesses and their contribution to Entergy’s consolidated results of operations.

Other non-GAAP measures, including adjusted EBITDA; operational adjusted EBITDA; gross liquidity; debt to capital ratio, excluding securitization debt; net debt to net capital ratio, excluding securitization debt; parent debt to total debt ratio, excluding securitization debt; operational FFO to debt ratio, excluding securitization debt and operational FFO to debt ratio, excluding securitization debt and return of unprotected excess ADIT are measures Entergy uses internally for management and board discussions and cash budgeting and performance monitoring activities to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector.

The non-GAAP financial measures and other reported adjusted items in this release are presented in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. Non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2018 earnings guidance; its current financial and operational outlook; and other statements of Entergy’s plans, beliefs or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory costs and risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental or energy policies; and (i) the effects of technological changes and changes in commodity markets, capital markets or economic conditions, during the periods covered by the forward-looking statements.

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Third Quarter 2018 Earnings Release Appendices and Financial Statements

Appendices
Appendices are presented in this section as follows:

•	A: Consolidated Results and Special Items

•	B: Earnings Variance Analysis

•	C: Utility Financial and Operating Measures

•	D: EWC Financial and Operating Measures

•	E: Consolidated Financial Measures

•	F: Definitions and Abbreviations and Acronyms

•	G: GAAP to Non-GAAP Reconciliations

Financial Statements
Financial statements are presented in this section.

A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to operational earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2018 vs. 2017 (See Appendix A-3 and Appendix A-4 for details on special items, including income tax effects on adjustments)

	Third Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
(After-tax, $ in millions)
Earnings (loss)
Utility	505	401	104	1,095	809	286
Parent & Other	(73)	(58)	(16)	(211)	(169)	(42)
EWC	105	55	50	30	251	(221)
Consolidated	536	398	138	915	891	24

Less special items
Utility	—	—	—	—	—	—
Parent & Other	—	—	—	—	—	—
EWC	(157)	(26)	(131)	(316)	(272)	(44)
Consolidated	(157)	(26)	(131)	(316)	(272)	(44)

Operational earnings (loss) (non-GAAP)
Utility	505	401	104	1,095	809	286
Parent & Other	(73)	(58)	(16)	(211)	(169)	(42)
EWC	262	81	181	346	523	(177)
Consolidated	693	424	269	1,231	1,163	68
Estimated weather in billed sales	5	(45)	50	42	(90)	132

Diluted average number of common shares outstanding (in millions)	183.7	180.5		182.7	180.2

(After-tax, per share in $) (a)
Earnings (loss)
Utility	2.75	2.22	0.53	6.00	4.49	1.51
Parent & Other	(0.40)	(0.32)	(0.08)	(1.15)	(0.94)	(0.21)
EWC	0.57	0.31	0.26	0.16	1.39	(1.23)
Consolidated	2.92	2.21	0.71	5.01	4.94	0.07

Less special items
Utility	—	—	—	—	—	—
Parent & Other	—	—	—	—	—	—
EWC	(0.85)	(0.14)	(0.71)	(1.73)	(1.51)	(0.22)
Consolidated	(0.85)	(0.14)	(0.71)	(1.73)	(1.51)	(0.22)

Operational earnings (loss) (non-GAAP)
Utility	2.75	2.22	0.53	6.00	4.49	1.51
Parent & Other	(0.40)	(0.32)	(0.08)	(1.15)	(0.94)	(0.21)
EWC	1.42	0.45	0.97	1.89	2.90	(1.01)
Consolidated	3.77	2.35	1.42	6.74	6.45	0.29
Estimated weather in billed sales	0.03	(0.25)	0.28	0.23	(0.50)	0.73

Calculations may differ due to rounding

(a)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis. See Appendix A-3 for special items by driver.

Appendix A-2 provides a comparative summary of OCF by business.

Appendix A-2: Consolidated Operating Cash Flow
Third Quarter and Year-to-Date 2018 vs. 2017
($ in millions)
	Third Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
Utility	845	878	(33)	1,994	2,005	(11)
Parent & Other	(99)	(92)	(7)	(214)	(318)	104
EWC	33	107	(74)	79	26	53
Consolidated	780	893	(113)	1,860	1,713	147

Calculations may differ due to rounding

OCF decreased quarter-over-quarter due primarily to the return of the unprotected excess ADIT to customers, as well as lower net revenue and planned VY decommissioning spending at EWC. The decrease was partially offset by favorable weather and increased collections for fuel and purchased power cost recovery at the Utility.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both an earnings and EPS basis. Special items are included in as-reported earnings consistent with GAAP, but are excluded from operational earnings. As a result, operational earnings is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on earnings or EPS)
Third Quarter and Year-to-Date 2018 vs. 2017
(Pre-tax except for income tax effects and total, $ in millions)
	Third Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change

EWC
Items associated with decisions to close or sell EWC nuclear plants	(198)	(39)	(159)	(400)	(503)	103
Gain on the sale of FitzPatrick	—	—	—	—	16	(16)
Income tax effect on adjustments above (b)	42	14	28	84	170	(86)
Income tax benefit resulting from FitzPatrick transaction	—	—	—	—	45	(45)
Total EWC	(157)	(26)	(131)	(316)	(272)	(44)

Total special items	(157)	(26)	(131)	(316)	(272)	(44)

(After-tax, per share in $) (c)
EWC
Items associated with decisions to close or sell EWC nuclear plants	(0.85)	(0.14)	(0.71)	(1.73)	(1.82)	0.09
Gain on the sale of FitzPatrick	—	—	—	—	0.06	(0.06)
Income tax benefit resulting from FitzPatrick transaction	—	—	—	—	0.25	(0.25)
Total EWC	(0.85)	(0.14)	(0.71)	(1.73)	(1.51)	(0.22)

Total special items	(0.85)	(0.14)	(0.71)	(1.73)	(1.51)	(0.22)

Calculations may differ due to rounding

(b)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply.

(c)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply to each adjustment and then dividing by the diluted average number of common shares outstanding for the period.

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Third Quarter and Year-to-Date 2018 vs. 2017
(Pre-tax except for Income taxes and Total, $ in millions)
	Third Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
EWC
Net revenue	—	—	—	—	91	(91)
Non-fuel O&M	(40)	(22)	(18)	(97)	(179)	82
Asset write-off and impairments	(155)	(16)	(139)	(297)	(422)	125
Taxes other than income taxes	(3)	(2)	(1)	(6)	(8)	2
Gain on sale of assets	—	—	—	—	16	(16)
Miscellaneous net (other income)	—	—	—	—	15	(15)
Income taxes (d)	42	14	28	84	215	(131)
Total EWC	(157)	(26)	(131)	(316)	(272)	(44)

Total special items (after-tax)	(157)	(26)	(131)	(316)	(272)	(44)

Calculations may differ due to rounding

(d)
Income taxes included the income tax effect of the special items which were calculated using the estimated income tax rate that is expected to apply to each item. The year-to-date 2017 period also included the income tax benefit which resulted from the FitzPatrick transaction.

B: Earnings Variance Analysis
Appendix B provides details of current quarter 2018 versus 2017 as-reported and operational earnings variance analysis for Utility, Parent & Other and EWC.

Appendix B-1: As-Reported and Operational Earnings Variance Analysis
Third Quarter 2018 vs. 2017
(Pre-tax except for Income taxes, $ in millions)
	Utility			Parent & Other		EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera- tional
2017 earnings	401	401		(58)	(58)	55	81		398	424
Net revenue	(254)	(254)	(e)	—	—	(51)	(51)	(f)	(305)	(305)
Non-fuel O&M	(48)	(48)	(g)	(3)	(3)	(23)	(4)	(h)	(74)	(55)
Asset write-offs and impairments	—	—		—	—	(139)	—	(i)	(139)	—
Decommissioning expense	(3)	(3)		—	—	4	4		2	2
Taxes other than income taxes	(1)	(1)		—	—	(1)	1		(2)	—
Depreciation/amortization exp.	17	17	(j)	—	—	13	13		30	30
Other income (deductions)	27	27	(k)	(1)	(1)	88	88	(l)	114	114
Interest exp. and other charges	(2)	(2)		(7)	(7)	(3)	(3)		(13)	(13)
Income taxes	368	368	(m)	(4)	(4)	161	133	(n)	525	497
2018 earnings	505	505		(73)	(73)	105	262		536	693

Appendix B-2: As-Reported and Operational Earnings Variance Analysis
Year-to-Date 2018 vs. 2017
(Pre-tax except for Income taxes, $ in millions)
	Utility			Parent & Other			EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional		As- Reported	Opera-tional		As- Reported	Opera- tional
2017 earnings	809	809		(169)	(169)		251	523		891	1,163
Net revenue	(377)	(377)	(e)	—	—		(141)	(50)	(f)	(518)	(427)
Non-fuel O&M	(115)	(115)	(g)	(8)	(8)		71	(11)	(h)	(53)	(135)
Asset write-offs and impairments	—	—		—	—		125	—	(i)	125	—
Decommissioning expense	4	4		—	—		21	21	(o)	24	24
Taxes other than income taxes	(19)	(19)	(p)	—	—		2	—		(17)	(19)
Depreciation/amortization exp.	(11)	(11)		—	—		41	41	(q)	30	30
Gain on sale of assets	—	—		—	—		(16)	—	(r)	(16)	—
Other income (deductions)	29	29	(k)	(2)	(2)		26	41	(l)	52	67
Interest exp. and other charges	(9)	(9)		(19)	(19)	(s)	(8)	(8)		(36)	(36)
Income taxes	785	785	(m)	(12)	(12)		(341)	(210)	(n)	432	563
2018 earnings	1,095	1,095		(211)	(211)		30	346		915	1,231

Calculations may differ due to rounding

Utility Net Revenue Variance Analysis 2018 vs. 2017 (Pre-tax, $ in millions)
	Third Quarter	Year-to-Date
Estimated weather	80	203
Volume/unbilled	(36)	—
Retail electric price	10	73
Reg. provisions for lower tax rate	(19)	(77)
Unprotected excess ADIT	(277)	(555)
Other, including Grand Gulf recovery	(12)	(21)
Total	(254)	(377)

(e)
The third quarter and year-to-date earnings decreases from lower Utility net revenue were driven by the return of unprotected excess ADIT to customers (offset in income taxes), as well as regulatory provisions at E-LA and E-NO to reflect regulatory agreements to return the benefits of the lower federal tax rate to customers. The decreases were partially offset by higher retail sales volume, including the effects of weather. In the third quarter, weather-adjusted billed sales volume increased, however this was more than offset by lower volume in the unbilled period. 2018 results also included rate changes from E-AR’s 2018 FRP and E-TX’s DCRF. An adjustment for updated depreciation rates at SERI and higher decommissioning trust fund returns also contributed to the decrease (largely offset in depreciation expense and other income).

(f)
The third quarter earnings decrease from lower EWC net revenue reflected lower energy prices as well as lower volume from EWC’s merchant nuclear plants. The year-to-date as-reported variance reflected cost reimbursements from the buyer related to the FitzPatrick sale in first quarter 2017 (classified as a special item and offset in non-fuel O&M). The year-to-date variance also reflected lower nuclear energy prices, partially offset by higher nuclear energy volume.

(g)
The third quarter and year-to-date earnings decreases from higher Utility non-fuel O&M were due primarily to higher spending on fossil operations and higher contract costs. Energy efficiency spending was also higher (largely offset in net revenue). The year-to-date variance also included higher storm reserves (also largely offset in net revenue). This was partially offset by higher nuclear insurance refunds in 2018 compared to 2017.

(h)
The third quarter as-reported earnings decrease from higher EWC non-fuel O&M was due primarily to higher severance and retention costs related to the exit of the EWC business compared to third quarter 2017 (classified as a special item). The year-to-date as-reported earnings increase is due primarily to costs incurred in first quarter 2017 related to the agreement to sell FitzPatrick (classified as a special item and offset in net revenue). The year-to-date variance also reflected increased nuclear spending and higher benefit costs, as well as lower nuclear refueling outage expenses.

(i)
The third quarter as-reported earnings decrease from higher EWC asset write-offs and impairments resulted from an upward revision of Pilgrim's ARO and a write-off of materials and supplies at Pilgrim (classified as special items). The ARO revision resulted from a recent decommissioning cost study. The year-to-date as-reported earnings increase from lower EWC asset write-offs and impairments also reflected lower impairment charges for EWC nuclear plants, partly due to Palisades no longer being impaired as a result of the decision to operate that plant until May 2022 (classified as special items).

(j)
The third quarter earnings increase from lower Utility depreciation expense was due primarily to updated depreciation rates at SERI (largely offset in net revenue). This was partially offset by higher depreciation expense due to higher plant in service.

(k)
The third quarter and year-to-date earnings increases from higher Utility other income (deductions) were due largely to gains on the decommissioning trust fund investments (largely offset in net revenue), as well as higher AFUDC - equity funds due to higher CWIP balances.

(l)
The third quarter and year-to-date earnings increases from higher EWC other income (deductions) were due largely to gains on decommissioning trust fund investments, including unrealized gains/losses on equity investments that were previously recorded as other comprehensive income on the balance sheet, now recorded to the income statement. The year-to-date as-reported earnings increase also reflected the absence of gains on the receipt of the Indian Point 3 and FitzPatrick decommissioning trust funds from NYPA in first quarter 2017 (classified as a special item).

(m)
The third quarter and year-to-date earnings increases from lower Utility income taxes were primarily due to the amortization of the unprotected excess ADIT (offset in net revenue), as well as the change in the federal income tax rate. The year-to-date variance also reflected income tax benefits from the settlement of the 2012‒2013 IRS audit in second quarter 2018.

(n)
The third quarter earnings increase from lower EWC income taxes reflected two tax items in third quarter 2018. First, a restructuring of its interest in an EWC decommissioning trust fund resulted in a reduction in income tax expense of $107 million. Second, the conclusion of a state income tax audit resulted in a benefit of $23 million. The year-to-date earnings decrease also reflected a $373 million reduction in tax expense in second quarter 2017 and $13 million in tax benefits in second quarter 2018, as well as the change in the federal income tax rate. The year-to-date as-reported variance also reflected additional income tax expense due to the lower level of special items and a tax benefit in first quarter 2017, which resulted from the sale of FitzPatrick (classified as a special item).

(o)	The year-to-date earnings increase from lower EWC decommissioning expense was due primarily to the sale of FitzPatrick in first quarter 2017.

(p)	The year-to-date earnings decrease from higher Utility taxes other than income taxes was due to higher ad valorem and payroll taxes.

(q)
The year-to-date earnings increase from lower depreciation expense was due primarily to the decision to operate Palisades until May 2022, thereby extending the period in which the plant is depreciated.

(r)	The year-to-date as-reported earnings decrease from lower EWC gain on sale of assets was due to the gain on the sale of FitzPatrick in first quarter 2017 (classified as a special item).

(s)	The year-to-date earnings decrease from higher Parent & Other interest expense was due to higher borrowings, combined with higher variable interest rates.

C: Utility Financial and Operating Measures
Appendix C-1 provides a comparative summary of Utility, Parent & Other adjusted earnings and EPS contribution, each of which excludes the effects of special items and normalizes weather and income tax expense.

Appendix C-1: Utility, Parent & Other Adjusted Earnings and EPS - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2018 vs. 2017 (See Appendix A for details on special items)
	Third Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
($ in millions)
Utility as-reported earnings	505	401	104	1,095	809	286
Parent & Other as-reported (loss)	(73)	(58)	(16)	(211)	(169)	(42)
UP&O as-reported earnings	431	343	88	885	640	245

Less:
Special items	—	—	—	—	—	—
Estimated weather (t)	7	(73)	80	57	(146)	203
Tax effect of estimated weather (u)	(2)	28	(30)	(15)	56	(71)
Estimated weather (after-tax)	5	(45)	50	42	(90)	132

Other income tax items (v)	10	—	9	73	(9)	82

UP&O adjusted earnings	416	388	29	770	738	31

(After-tax, per share in $) (w)
Utility as-reported earnings	2.75	2.22	0.53	6.00	4.49	1.51
Parent & Other as-reported (loss)	(0.40)	(0.32)	(0.08)	(1.15)	(0.94)	(0.21)
UP&O as-reported earnings	2.35	1.90	0.45	4.85	3.55	1.30

Less:
Special items	—	—	—	—	—	—
Estimated weather	0.03	(0.25)	0.28	0.23	(0.50)	0.73
Other income tax items	0.05	—	0.05	0.40	(0.05)	0.45
UP&O adjusted earnings	2.27	2.15	0.12	4.22	4.10	0.12

Calculations may differ due to rounding

(t)
The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

(u)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rates that are expected to apply.

(v)
Other income tax items represent the adjustment made to income tax expense to reflect a statutory tax rate estimated to be 25.5% in 2018 and 38.5% in 2017. The third quarter and year-to-date 2018 periods exclude reductions of $283 million and $561 million, respectively, for the return of unprotected excess ADIT (no earnings impact).

(w)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix C-2 and Appendix C-3 provides comparative summaries of Utility operating and financial measures.

Appendix C-2: Utility Operating and Financial Measures
Third Quarter and Year-to-Date 2018 vs. 2017
	Third Quarter				Year-to-Date
	2018	2017	% Change	% Weather Adjusted (x)	2018	2017	% Change	% Weather Adjusted (x)
GWh billed
Residential	11,821	10,833	9.1%	0.8%	28,857	25,810	11.8%	0.7%
Commercial	8,726	8,271	5.5%	1.4%	22,401	21,595	3.7%	0.7%
Governmental	714	682	4.7%	2.7%	1,934	1,885	2.6%	1.5%
Industrial	12,879	12,503	3.0%	3.0%	36,503	35,829	1.9%	1.9%
Total retail sales	34,140	32,289	5.7%	1.8%	89,695	85,119	5.4%	1.2%
Wholesale	2,978	3,387	(12.1%)		8,788	8,255	6.5%
Total sales	37,118	35,676	4.0%		98,483	93,374	5.5%

Number of electric retail customers
Residential					2,482,698	2,472,199	0.4%
Commercial					357,050	355,186	0.5%
Governmental					17,867	17,803	0.4%
Industrial					49,491	47,090	5.1%
Total retail customers					2,907,106	2,892,278	0.5%

Net revenue ($ in millions)	1,558	1,811	(14.0%)		4,388	4,765	(7.9%)
Non-fuel O&M (per MWh in $)	18.12	17.52	3.4%		19.95	18.78	6.2%

Appendix C-3: Utility Operating Measures
Twelve Months Ended September 30, 2018 vs. 2017
	Twelve Months Ended September 30
	2018	2017	% Change	% Weather Adjusted (x)
GWh billed
Residential	36,881	33,887	8.8%	0.6%
Commercial	29,551	28,854	2.4%	0.7%
Governmental	2,560	2,520	1.6%	0.8%
Industrial	48,443	46,987	3.1%	3.1%
Total retail sales	117,435	112,248	4.6%	1.7%

Calculations may differ due to rounding
Certain prior year data has been reclassified to conform with current year presentation

(x)
The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC operational adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2018 vs. 2017
($ in millions)	Third Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
Net income (loss)	106	56	50	31	252	(221)
Add back: interest expense	9	5	4	25	18	7
Add back: income taxes	(136)	26	(162)	(167)	(508)	341
Add back: depreciation and amortization	40	52	(12)	116	157	(41)
Subtract: interest and investment income	127	41	86	183	143	40
Add back: decommissioning expense	56	60	(4)	174	195	(21)
Adjusted EBITDA (non-GAAP)	(52)	158	(210)	(5)	(29)	24
Add back pre-tax special items for:
Items associated with decisions to close or sell EWC nuclear plants	198	39	159	400	503	(103)
Gain on the sale of FitzPatrick	—	—	—	—	(16)	16
Operational adjusted EBITDA (non-GAAP)	146	197	(51)	395	458	(63)

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
Third Quarter and Year-to-Date 2018 vs. 2017 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	Third Quarter			Year-to-Date
	2018	2017	% Change	2018	2017	% Change
Owned capacity (MW)				3,962	3,962	—
GWh billed	7,576	8,234	(8.0)	21,853	22,616	(3.4)
As-reported net revenue ($ in millions)	341	392	(13.0)	995	1,136	(12.4)
Operational net revenue (non-GAAP) ($ in millions)	341	392	(13.0)	995	1,045	(4.8)

EWC Nuclear Fleet
Capacity factor	90%	98%	(8.2)	86%	79%	8.9
GWh billed	6,976	7,633	(8.6)	20,096	20,861	(3.7)
Production cost per MWh	$17.15	$14.91	15.0	$17.93	$18.68	(4.0)
Average energy/capacity revenue per MWh (y)	$48.97	$48.82	0.3	$49.13	$51.82	(5.2)
As-reported net revenue ($ in millions)	339	391	(13.4)	984	1,129	(12.8)
Operational net revenue (non-GAAP) ($ in millions)	339	391	(13.4)	984	1,038	(5.2)
Refueling outage days
FitzPatrick	—	—		—	42
Indian Point 2	—	—		33	—
Indian Point 3	—	—		—	66
Palisades	—	—		—	27
Pilgrim	—	—		—	43

Calculations may differ due to rounding

(y)	Average energy and capacity revenue per MWh excluding FitzPatrick was $51.78 in year-to-date 2017.
See appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
Third Quarter 2018 vs. 2017 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending September 30	2018	2017	Change
GAAP Measures
ROIC - as-reported	3.7%	(1.8%)	5.5%
ROE - as-reported	5.1%	(9.4%)	14.5%
Non-GAAP Measures
ROIC - operational	7.3%	6.5%	0.8%
ROE - operational	16.0%	13.0%	3.0%

As of September 30 ($ in millions)	2018	2017	Change
GAAP Measures
Cash and cash equivalents	988	546	442
Revolver capacity	3,653	4,213	(560)
Commercial paper	1,947	1,272	675
Total debt	18,485	16,224	2,261
Securitization debt	463	582	(119)
Debt to capital ratio	68.2%	64.6%	3.6%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	62	68	(6)
Leases - Entergy’s share	429	397	32
Power purchase agreements accounted for as leases	136	166	(30)
Total off-balance sheet liabilities	627	631	(4)
Non-GAAP Measures
Debt to capital ratio, excluding securitization debt	67.7%	63.8%	3.9%
Gross liquidity	4,641	4,759	(118)
Net debt to net capital ratio, excluding securitization debt	66.4%	62.9%	3.5%
Parent debt to total debt ratio, excluding securitization debt	24.5%	20.8%	3.7%
Operational FFO to debt ratio, excluding securitization debt	13.1%	15.3%	(2.2%)
Operational FFO to debt ratio, excluding securitization debt and return of unprotected excess ADIT	15.0%	15.3%	(0.3%)

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures. Non-GAAP financial measures remove the effects of financial events that are not routine from commonly used financial measures.

Appendix F-1: Definitions
Utility Operating and Financial Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Net revenue	Operating revenues less fuel, fuel related expenses and gas purchased for resale; purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of electric retail customers	Number of electric customers at the end of the period

EWC Operating and Financial Measures
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Average revenue under contract (applies to capacity contracts only) (in $/kW-month)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO New England, NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract, a portion of which may be capped through the use of risk management products

Appendix F-1: Definitions
EWC Operating and Financial Measures (continued)
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Net revenue	Operating revenues less fuel, fuel-related expenses and purchased power
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation (average)
Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Pilgrim (May 31, 2019), Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Pilgrim (May 31, 2019), Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee
ROE - as-reported	12-months rolling net income attributable to Entergy Corporation divided by average common equity
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at E-TX and Hurricane Isaac at E-NO; the 2009 ice storm at E-AR and investment recovery of costs associated with the cancelled Little Gypsy repowering project at E-LA

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Adjusted EBITDA	Earnings before interest, depreciation and amortization and income taxes and excluding decommissioning expense
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO
OCF less AFUDC - borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charges

Gross liquidity	Sum of cash and revolver capacity
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational EPS	As-reported EPS excluding special items
Operational FFO	FFO excluding the effects of special items
Operational FFO to debt ratio, excluding securitization debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Operational FFO to debt ratio, excluding securitization debt and return of unprotected excess ADIT	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt and return of unprotected excess ADIT
Parent debt to total debt ratio, excluding securitization debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt
ROE - operational	12-months rolling operational net income attributable to Entergy Corporation divided by average common equity
ROIC - operational	12-months rolling operational net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
UP&O adjusted earnings	As-reported earnings excluding special items and normalizing weather and income taxes
Utility, Parent & Other	Combines the Utility segment with Parent & Other, which is all of Entergy excluding the EWC segment

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
AFUDC -
equity funds
AMI
ANO

APSC
ARO
bps
CCGT
CCNO
COD
CT
CWIP
DCRF
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA

ENGC
ENP
ENVY
EPS
ETR
EWC
FERC
FFO
Firm LD
FitzPatrick

FRP
GAAP
Grand Gulf or GGNS
Indian Point 1
or IP1
Indian Point 2
or IP2
Indian Point 3
or IP3
IPEC
ISES 2

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Allowance for equity funds used during construction
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Basis points
Combined cycle gas turbine
Council of the City of New Orleans, Louisiana
Commercial operation date
Simple cycle combustion turbine
Construction work in progress
Distribution cost recovery factor
Entergy Arkansas, Inc.
Entergy Louisiana, LLC
Entergy Mississippi, Inc.
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, depreciation and amortization
Entergy Nuclear Generation Company
Entergy Nuclear Palisades, LLC
Entergy Nuclear Vermont Yankee
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
Firm liquidated damages
James A. FitzPatrick Nuclear Power Plant (nuclear, sold March 31, 2017)
Formula rate plan
U.S. generally accepted accounting principles
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Indian Point Energy Center Unit 1 (nuclear) (shut down in 1974)
Indian Point Energy Center Unit 2 (nuclear)

Indian Point Energy Center Unit 3 (nuclear)

Indian Point Energy Center (nuclear)
Unit 2 of Independence Steam Electric Station (coal)

IRS
ISO
LPSC
LTM
LTSA
MISO
Moody’s
MPSC
MTEP
Nelson 6
NEPOOL
Ninemile 6
Non-fuel O&M
NDT
NOPS
NorthStar
NRC
NYISO
NYPA
NYSE
O&M
OCF
OpCo
OPEB
Palisades
Pilgrim
PPA

PUCT
RICE
RFP
ROE
ROIC
RPCE
RS Cogen
RSP
S&P
SEC
SERI
TCRF
Union
UPSA
UP&O
VPUC
VY or Vermont Yankee
WACC
WPEC

Internal Revenue Service
Independent system operator
Louisiana Public Service Commission
Last twelve months
Long-term service agreement
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Planning
Unit 6 of Roy S. Nelson plant (coal)
New England Power Pool
Ninemile Point Unit 6 (CCGT)
Non-fuel operation and maintenance expense
Nuclear decommissioning trust
New Orleans Power Station (RICE/natural gas)
NorthStar Decommissioning Holdings, LLC
Nuclear Regulatory Commission
New York Independent System Operator, Inc.
New York Power Authority
New York Stock Exchange
Operation and maintenance expense
Net cash flow provided by operating activities
Operating Company
Other post-employment benefits
Palisades Power Plant (nuclear)
Pilgrim Nuclear Power Station (nuclear)
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Reciprocating Internal Combustion Engine
Request for proposals
Return on equity
Return on invested capital
Rough production cost equalization
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Union Power Station (CCGT)
Unit Power Sales Agreement
Utility, Parent & Other
Vermont Public Utility Commission
Vermont Yankee Nuclear Power Station (nuclear)

Weighted-average cost of capital
Washington Parish Energy Center (CT/natural gas)

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - EWC Operational Net Revenue
($ in millions except where noted)		Third Quarter		Year-to-Date
		2018	2017	2018	2017
EWC
As-reported net revenue	(A)	341	392	995	1,136
Special items included in net revenue:
EWC Nuclear costs associated with decisions to close or sell plants		—	—	—	91
Total special items included in net revenue	(B)	—	—	—	91
Operational net revenue	(A-B)	341	392	995	1,045

EWC Nuclear
As-reported EWC Nuclear net revenue	(C)	339	391	984	1,129
Special items included in EWC Nuclear net revenue:
EWC Nuclear costs associated with decisions to close or sell plants		—	—	—	91
Total special items included in EWC Nuclear net revenue	(D)	—	—	—	91
Operational EWC Nuclear net revenue	(C-D)	339	391	984	1,038

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		Third Quarter
		2018	2017
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	435	(878)
Preferred dividends		14	14
Tax-effected interest expense		520	404
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax-effected interest expense	(B)	969	(460)

Special items in prior quarters		(776)	(2,071)
Items associated with decisions to close or sell EWC nuclear plants		(157)	(26)
Total special items, rolling 12 months	(C)	(933)	(2,097)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense (non-GAAP)	(B-C)	1,902	1,637

Operational earnings, rolling 12 months (non-GAAP)	(A-C)	1,368	1,219

Average invested capital	(D)	26,107	25,246

Average common equity	(E)	8,551	9,380

ROIC - as-reported	(B/D)	3.7%	(1.8%)
ROIC - operational	[(B-C)/D]	7.3%	6.5%
ROE - as-reported	(A/E)	5.1%	(9.4%)
ROE - operational	[(A-C)/E]	16.0%	13.0%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; FFO to Debt, excluding Securitization Debt and Return of Unprotected Excess ADIT

($ in millions except where noted)		Third Quarter
		2018	2017
Total debt	(A)	18,485	16,224
Less securitization debt	(B)	463	582
Total debt, excluding securitization debt	(C)	18,022	15,642
Less cash and cash equivalents	(D)	988	546
Net debt, excluding securitization debt	(E)	17,034	15,096

Total capitalization	(F)	27,095	25,118
Less securitization debt	(B)	463	582
Total capitalization, excluding securitization debt	(G)	26,632	24,536
Less cash and cash equivalents	(D)	988	546
Net capital, excluding securitization debt	(H)	25,644	23,990

Debt to capital ratio	(A/F)	68.2%	64.6%
Debt to capital ratio, excluding securitization debt	(C/G)	67.7%	63.8%
Net debt to net capital ratio, excluding securitization debt	(E/H)	66.4%	62.9%

Revolver capacity	(I)	3,653	4,213

Gross liquidity	(D+I)	4,641	4,759

Entergy Corporation notes:
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	750
Total parent long-term debt	(J)	1,850	1,850
Revolver draw	(K)	630	150
Commercial paper	(L)	1,947	1,272
Unamortized debt issuance and discounts	(M)	(10)	(11)
Total parent debt	(J+K+L+M)	4,417	3,261

Parent debt to total debt ratio, excluding securitization debt	[(J+K+L+M)/C]	24.5%	20.8%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; FFO to Debt, excluding Securitization Debt and Return of Unprotected Excess ADIT (continued)

($ in millions except where noted)		Third Quarter
		2018	2017
Total debt	(A)	18,485	16,224
Less securitization debt	(B)	463	582
Total debt, excluding securitization debt	(C)	18,022	15,642

Net cash flow provided by operating activities, rolling 12 months	(D)	2,770	2,459

AFUDC - borrowed funds, rolling 12 months	(E)	(57)	(41)

Working capital items in net cash flow provided by operating activities (rolling 12 months):
Receivables		(53)	(24)
Fuel inventory		26	30
Accounts payable		258	(1)
Taxes accrued		10	9
Interest accrued		(3)	—
Other working capital accounts		(9)	28
Securitization regulatory charges		125	114
Total	(F)	354	156

FFO, rolling 12 months	(G)=(D+E-F)	2,359	2,262

Add back special items (rolling 12 months pre-tax):
Items associated with decisions to close or sell EWC nuclear plants		—	126
Operational FFO, rolling 12 months	(H)	2,359	2,388

Operational FFO to debt ratio, excluding securitization debt	(H/C)	13.1%	15.3%

Estimated return of unprotected excess ADIT (rolling 12 months pre-tax)	(I)	342	—

Operational FFO to debt ratio, excluding securitization debt and return of unprotected excess ADIT	[(H)+(I)/(C]	15.0%	15.3%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
September 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$59,461	$4,763	$563	$64,787
Temporary cash investments	748,599	11,329	163,266	923,194
Total cash and cash equivalents	808,060	16,092	163,829	987,981
Notes receivable	—	(513,912)	513,912	—
Accounts receivable:
Customer	706,547	—	83,086	789,633
Allowance for doubtful accounts	(15,589)	—	—	(15,589)
Associated companies	25,482	(45,321)	19,839	—
Other	156,366	—	9,856	166,222
Accrued unbilled revenues	426,387	—	—	426,387
Total accounts receivable	1,299,193	(45,321)	112,781	1,366,653
Deferred fuel costs	61,309	—	—	61,309
Fuel inventory - at average cost	129,926	—	2,990	132,916
Materials and supplies - at average cost	714,957	—	32,813	747,770
Deferred nuclear refueling outage costs	140,170	—	9,640	149,810
Prepayments and other	189,477	(8,288)	66,918	248,107
TOTAL	3,343,092	(551,429)	902,883	3,694,546

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,796	(1,390,684)	86	198
Decommissioning trust funds	3,344,486	—	4,099,860	7,444,346
Non-utility property - at cost (less accumulated depreciation)	291,732	(14)	11,066	302,784
Other	434,571	—	1,956	436,527
TOTAL	5,461,585	(1,390,698)	4,112,968	8,183,855

PROPERTY, PLANT, AND EQUIPMENT

Electric	47,408,476	4,504	949,367	48,362,347
Property under capital lease	620,419	—	—	620,419
Natural gas	488,169	—	—	488,169
Construction work in progress	2,755,911	295	76,620	2,832,826
Nuclear fuel	719,170	—	127,675	846,845
TOTAL PROPERTY, PLANT AND EQUIPMENT	51,992,145	4,799	1,153,662	53,150,606
Less - accumulated depreciation and amortization	21,357,048	198	700,624	22,057,870
PROPERTY, PLANT AND EQUIPMENT - NET	30,635,097	4,601	453,038	31,092,736

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,728,555	—	—	4,728,555
Deferred fuel costs	239,446	—	—	239,446
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	15,783	243	5,281	21,307
Other	91,841	11,944	29,770	133,555
TOTAL	5,449,724	12,187	38,124	5,500,035

TOTAL ASSETS	$44,889,498	$(1,925,339)	$5,507,013	$48,471,172

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
September 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$735,009	$—	$—	$735,009
Notes payable and commercial paper:
Associated companies	—	(234,854)	234,854	—
Other	—	1,946,677	—	1,946,677
Account payable:
Associated companies	27,939	(44,579)	16,640	—
Other	1,059,431	52	332,631	1,392,114
Customer deposits	409,153	—	—	409,153
Taxes accrued	240,542	(19,084)	37,019	258,477
Interest accrued	169,039	9,347	187	178,573
Deferred fuel costs	86,949	—	—	86,949
Obligations under capital leases	1,466	—	—	1,466
Pension and other postretirement liabilities	44,843	—	12,628	57,471
Current portion of unprotected excess accumulated deferred
income taxes	500,419	—	—	500,419
Other	110,674	300	73,281	184,255
TOTAL	3,385,464	1,657,859	707,240	5,750,563

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,632,356	(196,516)	(1,008,096)	4,427,744
Accumulated deferred investment tax credits	213,237	—	—	213,237
Obligations under capital leases	20,887	—	—	20,887
Regulatory liability for income taxes - net	1,802,528	—	—	1,802,528
Other regulatory liabilities	1,772,093	—	—	1,772,093
Decommissioning and retirement cost liabilities	3,207,235	—	3,348,600	6,555,835
Accumulated provisions	506,053	—	906	506,959
Pension and other postretirement liabilities	1,938,539	—	640,731	2,579,270
Long-term debt	13,179,644	2,469,683	131,500	15,780,827
Other	768,576	(393,630)	75,800	450,746
TOTAL	29,041,148	1,879,537	3,189,441	34,110,126

Subsidiaries' preferred stock without sinking fund	173,522	—	24,249	197,771

COMMON EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2018	1,973,768	(2,172,323)	201,103	2,548
Paid-in capital	3,294,982	887,932	1,258,782	5,441,696
Retained earnings	7,308,853	1,054,673	590,085	8,953,611
Accumulated other comprehensive loss	(168,239)	—	(463,887)	(632,126)
Less - treasury stock, at cost (73,621,473 shares in 2018)	120,000	5,233,017	—	5,353,017
TOTAL	12,289,364	(5,462,735)	1,586,083	8,412,712

TOTAL LIABILITIES AND EQUITY	$44,889,498	$(1,925,339)	$5,507,013	$48,471,172

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$50,270	$971	$5,388	$56,629
Temporary cash investments	494,158	3,663	226,822	724,644
Total cash and cash equivalents	544,428	4,634	232,210	781,273
Notes receivable	—	(514,418)	514,418	—
Accounts receivable:
Customer	561,751	—	111,596	673,347
Allowance for doubtful accounts	(13,587)	—	—	(13,587)
Associated companies	43,639	(55,019)	11,381	—
Other	159,396	—	9,981	169,377
Accrued unbilled revenues	383,813	—	—	383,813
Total accounts receivable	1,135,012	(55,019)	132,958	1,212,950
Deferred fuel costs	95,746	—	—	95,746
Fuel inventory - at average cost	178,813	—	3,830	182,643
Materials and supplies - at average cost	672,715	—	50,506	723,222
Deferred nuclear refueling outage costs	130,103	—	3,061	133,164
Prepayments and other	150,568	(8,677)	14,442	156,333
TOTAL	2,907,385	(573,480)	951,425	3,285,331

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,785	(1,390,673)	86	198
Decommissioning trust funds	3,162,649	—	4,049,344	7,211,993
Non-utility property - at cost (less accumulated depreciation)	251,904	(13)	9,089	260,980
Other	439,264	—	2,598	441,862
TOTAL	5,244,602	(1,390,686)	4,061,117	7,915,033

PROPERTY, PLANT, AND EQUIPMENT

Electric	46,332,630	4,406	950,333	47,287,370
Property under capital lease	620,544	—	—	620,544
Natural gas	453,162	—	—	453,162
Construction work in progress	1,949,769	253	30,487	1,980,508
Nuclear fuel	822,260	—	100,941	923,200
TOTAL PROPERTY, PLANT AND EQUIPMENT	50,178,365	4,659	1,081,761	51,264,784
Less - accumulated depreciation and amortization	21,003,295	198	596,931	21,600,424
PROPERTY, PLANT AND EQUIPMENT - NET	29,175,070	4,461	484,830	29,664,360

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,935,689	—	—	4,935,689
Deferred fuel costs	239,298	—	—	239,298
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	32,238	40,541	105,425	178,204
Other	70,288	9,635	32,139	112,062
TOTAL	5,651,612	50,176	140,637	5,842,425

TOTAL ASSETS	$42,978,669	$(1,909,529)	$5,638,009	$46,707,149

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$760,007	$—	$—	$760,007
Notes payable and commercial paper
Associated companies	—	(6,433)	6,433	—
Other	111,345	1,466,963	—	1,578,308
Account payable:
Associated companies	31,970	(67,310)	35,340	—
Other	1,211,661	109	240,446	1,452,216
Customer deposits	401,330	—	—	401,330
Taxes accrued	241,877	(12,298)	(14,612)	214,967
Interest accrued	161,077	26,603	292	187,972
Deferred fuel costs	146,522	—	—	146,522
Obligations under capital leases	1,502	—	—	1,502
Pension and other postretirement liabilities	59,378	—	12,234	71,612
Other	129,001	1,958	90,812	221,771
TOTAL	3,255,670	1,409,592	370,945	5,036,207

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,288,573	(151,174)	(670,896)	4,466,503
Accumulated deferred investment tax credits	219,634	—	—	219,634
Obligations under capital leases	22,015	—	—	22,015
Regulatory liability for income taxes - net	2,900,204	—	—	2,900,204
Other regulatory liabilities	1,588,520	—	—	1,588,520
Decommissioning and retirement cost liabilities	3,002,469	—	3,183,345	6,185,814
Accumulated provisions	477,742	—	531	478,273
Pension and other postretirement liabilities	2,170,518	—	740,136	2,910,654
Long-term debt	12,163,671	2,048,518	103,070	14,315,259
Other	714,509	(393,075)	72,314	393,748
TOTAL	28,547,855	1,504,269	3,428,500	33,480,624

Subsidiaries' preferred stock without sinking fund	173,554	—	24,249	197,803

COMMON EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2017	2,030,268	(2,228,823)	201,103	2,548
Paid-in capital	2,934,943	1,006,941	1,491,549	5,433,433
Retained earnings	6,304,977	1,676,129	(3,404)	7,977,702
Accumulated other comprehensive income (loss)	(148,598)	—	125,067	(23,531)
Less - treasury stock, at cost (74,235,135 shares in 2017)	120,000	5,277,637	—	5,397,637
TOTAL	11,001,590	(4,823,390)	1,814,315	7,992,515

TOTAL LIABILITIES AND EQUITY	$42,978,669	$(1,909,529)	$5,638,009	$46,707,149

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,697,927	$(40)	$—	$2,697,887
Natural gas	26,352	—	—	26,352
Competitive businesses	—	—	380,080	380,080
Total	2,724,279	(40)	380,080	3,104,319

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	710,199	(40)	19,110	729,269
Purchased power	419,514	40	19,826	439,380
Nuclear refueling outage expenses	37,937	—	—	37,937
Other operation and maintenance	634,806	10,080	209,127	854,013
Asset write-offs, impairments and related charges	—	—	155,215	155,215
Decommissioning	37,795	—	56,034	93,829
Taxes other than income taxes	142,502	440	18,974	161,916
Depreciation and amortization	284,857	252	39,519	324,628
Other regulatory charges	37,097	—	—	37,097
Total	2,304,707	10,772	517,805	2,833,284

OPERATING INCOME	419,572	(10,812)	(137,725)	271,035

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	32,354	—	—	32,354
Interest and investment income	88,814	(38,892)	127,159	177,081
Miscellaneous - net	(30,341)	(2,443)	(10,807)	(43,591)
Total	90,827	(41,335)	116,352	165,844

INTEREST EXPENSE
Interest expense	154,933	31,663	8,715	195,311
Allowance for borrowed funds used during construction	(15,244)	—	—	(15,244)
Total	139,689	31,663	8,715	180,067

INCOME BEFORE INCOME TAXES	370,710	(83,810)	(30,088)	256,812

Income taxes	(137,035)	(10,312)	(135,659)	(283,006)

CONSOLIDATED NET INCOME	507,745	(73,498)	105,571	539,818

Preferred dividend requirements of subsidiaries	2,892	—	547	3,439

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$504,853	$(73,498)	$105,024	$536,379

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.79	($0.41)	$0.58	$2.96
DILUTED	$2.75	($0.40)	$0.57	$2.92

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				181,002,303
DILUTED				183,664,583
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,793,836	$(38)	$—	$2,793,798
Natural gas	26,585	—	—	26,585
Competitive businesses	—	—	423,245	423,245
Total	2,820,421	(38)	423,245	3,243,628

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	599,209	58	13,683	612,950
Purchased power	390,461	(58)	17,737	408,140
Nuclear refueling outage expenses	41,038	—	2,235	43,273
Other operation and maintenance	584,060	6,717	184,224	775,001
Asset write-offs, impairments and related charges	—	—	16,221	16,221
Decommissioning	35,322	—	60,070	95,392
Taxes other than income taxes	141,114	161	18,199	159,474
Depreciation and amortization	301,870	505	52,364	354,739
Other regulatory credits	19,435	—	—	19,435
Total	2,112,509	7,383	364,733	2,484,625

OPERATING INCOME	707,912	(7,421)	58,512	759,003

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	24,338	—	—	24,338
Interest and investment income	55,983	(38,797)	41,146	58,332
Miscellaneous - net	(16,420)	(1,914)	(13,001)	(31,335)
Total	63,901	(40,711)	28,145	51,335

INTEREST EXPENSE
Interest expense	148,925	24,137	5,329	178,391
Allowance for borrowed funds used during construction	(11,492)	—	—	(11,492)
Total	137,433	24,137	5,329	166,899

INCOME BEFORE INCOME TAXES	634,380	(72,269)	81,328	643,439

Income taxes	230,647	(14,415)	25,563	241,795

CONSOLIDATED NET INCOME	403,733	(57,854)	55,765	401,644

Preferred dividend requirements of subsidiaries	2,899	—	547	3,446

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$400,834	$(57,854)	$55,218	$398,198

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.23	($0.32)	$0.31	$2.22
DILUTED	$2.22	($0.32)	$0.31	$2.21

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,563,819
DILUTED				180,464,069
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$7,276,487	$(113)	$—	$7,276,374
Natural gas	112,990	—	—	112,990
Competitive businesses	—	—	1,107,606	1,107,606
Total	7,389,477	(113)	1,107,606	8,496,970

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,580,647	(113)	57,833	1,638,367
Purchased power	1,197,955	109	54,373	1,252,437
Nuclear refueling outage expenses	113,061	—	2,996	116,057
Other operation and maintenance	1,851,560	26,627	599,512	2,477,699
Asset write-offs, impairments and related charges	—	—	297,082	297,082
Decommissioning	111,345	—	174,489	285,834
Taxes other than income taxes	426,231	1,814	57,637	485,682
Depreciation and amortization	904,841	1,009	116,249	1,022,099
Other regulatory charges	223,416	—	—	223,416
Total	6,409,056	29,446	1,360,171	7,798,673

OPERATING INCOME	980,421	(29,559)	(252,565)	698,297

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	92,367	—	—	92,367
Interest and investment income	197,915	(116,179)	183,350	265,086
Miscellaneous - net	(75,844)	(6,829)	(40,766)	(123,439)
Total	214,438	(123,008)	142,584	234,014

INTEREST EXPENSE
Interest expense	459,092	86,011	25,445	570,548
Allowance for borrowed funds used during construction	(43,177)	—	—	(43,177)
Total	415,915	86,011	25,445	527,371

INCOME BEFORE INCOME TAXES	778,944	(238,578)	(135,426)	404,940

Income taxes	(325,134)	(27,921)	(166,882)	(519,937)

CONSOLIDATED NET INCOME	1,104,078	(210,657)	31,456	924,877

Preferred dividend requirements of subsidiaries	8,676	—	1,641	10,317

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,095,402	$(210,657)	$29,815	$914,560

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$6.06	($1.16)	$0.16	$5.06
DILUTED	$6.00	($1.15)	$0.16	$5.01

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,845,440
DILUTED				182,692,325
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$7,056,854	$(96)	$—	$7,056,758
Natural gas	100,011	—	—	100,011
Competitive businesses	—	—	1,293,867	1,293,867
Total	7,156,865	(96)	1,293,867	8,450,636

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,362,576	—	63,886	1,426,462
Purchased power	1,088,672	—	93,732	1,182,404
Nuclear refueling outage expenses	112,102	—	12,024	124,126
Other operation and maintenance	1,737,551	18,183	661,091	2,416,825
Asset write-offs, impairments and related charges	—	—	421,584	421,584
Decommissioning	114,937	—	195,125	310,062
Taxes other than income taxes	407,753	1,363	59,974	469,090
Depreciation and amortization	894,181	1,262	156,889	1,052,332
Other regulatory credits	(59,314)	—	—	(59,314)
Total	5,658,458	20,808	1,664,305	7,343,571

Gain on sale of assets	—	—	16,270	16,270

OPERATING INCOME	1,498,407	(20,904)	(354,168)	1,123,335

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	65,722	—	—	65,722
Interest and investment income	167,591	(115,801)	143,188	194,978
Miscellaneous - net	(47,526)	(4,743)	(26,457)	(78,726)
Total	185,787	(120,544)	116,731	181,974

INTEREST EXPENSE
Interest expense	437,523	67,507	17,827	522,857
Allowance for borrowed funds used during construction	(31,057)	—	—	(31,057)
Total	406,466	67,507	17,827	491,800

INCOME BEFORE INCOME TAXES	1,277,728	(208,955)	(255,264)	813,509

Income taxes	459,990	(39,826)	(507,719)	(87,555)

CONSOLIDATED NET INCOME	817,738	(169,129)	252,455	901,064

Preferred dividend requirements of subsidiaries	8,697	—	1,641	10,338

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$809,041	$(169,129)	$250,814	$890,726

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.51	($0.94)	$1.40	$4.96
DILUTED	$4.49	($0.94)	$1.39	$4.94

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,458,914
DILUTED				180,163,074
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,498,643	$(132)	$—	$9,498,511
Natural gas	151,835	—	—	151,835
Competitive businesses	—	—	1,470,469	1,470,469
Total	9,650,478	(132)	1,470,469	11,120,815

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,126,647	(228)	77,075	2,203,494
Purchased power	1,432,444	224	65,315	1,497,983
Nuclear refueling outage expenses	154,968	—	5,114	160,082
Other operation and maintenance	2,530,140	35,572	818,128	3,383,840
Asset write-offs, impairments and related charges	—	—	413,870	413,870
Decommissioning	147,136	—	234,321	381,457
Taxes other than income taxes	554,884	1,984	77,279	634,147
Depreciation and amortization	1,205,760	1,424	152,482	1,359,666
Other regulatory charges	150,909	—	—	150,909
Total	8,302,888	38,976	1,843,584	10,185,448

OPERATING INCOME	1,347,590	(39,108)	(373,115)	935,367

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	121,733	—	—	121,733
Interest and investment income	248,642	(154,619)	264,283	358,306
Miscellaneous - net	(92,237)	(7,089)	(58,813)	(158,139)
Total	278,138	(161,708)	205,470	321,900

INTEREST EXPENSE
Interest expense	613,737	109,834	31,332	754,903
Allowance for borrowed funds used during construction	(56,990)	—	—	(56,990)
Total	556,747	109,834	31,332	697,913

INCOME BEFORE INCOME TAXES	1,068,981	(310,650)	(198,977)	559,354

Income taxes	9,491	(93,661)	194,358	110,188

CONSOLIDATED NET INCOME	1,059,490	(216,989)	(393,335)	449,166

Preferred dividend requirements of subsidiaries	11,533	—	2,187	13,720

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,047,957	$(216,989)	$(395,522)	$435,446

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.80	($1.20)	($2.19)	$2.41
DILUTED	$5.75	($1.19)	($2.17)	$2.39

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,708,842
DILUTED				182,220,263
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,163,479	$(116)	$—	$9,163,363
Natural gas	133,830	—	—	133,830
Competitive businesses	—	—	1,801,971	1,801,971
Total	9,297,309	(116)	1,801,971	11,099,164

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,716,688	(20)	171,572	1,888,240
Purchased power	1,415,246	20	107,563	1,522,829
Nuclear refueling outage expenses	141,926	—	35,928	177,853
Other operation and maintenance	2,397,313	24,793	937,440	3,359,547
Asset write-offs, impairments and related charges	—	—	3,224,049	3,224,049
Decommissioning	153,877	—	253,091	406,968
Taxes other than income taxes	531,780	1,136	80,572	613,488
Depreciation and amortization	1,185,819	1,672	201,688	1,389,180
Other regulatory credits	(20,697)	—	—	(20,697)
Total	7,521,952	27,601	5,011,903	12,561,457

Gain on sale of assets	—	—	16,270	16,270

OPERATING INCOME (LOSS)	1,775,357	(27,717)	(3,193,662)	(1,446,023)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	85,042	—	—	85,042
Interest and investment income	212,950	(153,783)	164,275	223,443
Miscellaneous - net	(65,375)	(8,396)	(50,513)	(124,284)
Total	232,617	(162,179)	113,762	184,201

INTEREST EXPENSE
Interest expense	582,841	91,441	22,776	697,058
Allowance for borrowed funds used during construction	(40,712)	—	—	(40,712)
Total	542,129	91,441	22,776	656,346

INCOME (LOSS) BEFORE INCOME TAXES	1,465,845	(281,337)	(3,102,676)	(1,918,168)

Income taxes	524,726	(55,064)	(1,523,355)	(1,053,693)

CONSOLIDATED NET INCOME (LOSS)	941,119	(226,273)	(1,579,321)	(864,475)

Preferred dividend requirements of subsidiaries	11,679	—	2,188	13,867

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$929,440	$(226,273)	$(1,581,509)	$(878,342)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$5.18	($1.26)	($8.82)	($4.90)
DILUTED	$5.16	($1.26)	($8.78)	($4.88)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,375,613
DILUTED				180,106,451
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended September 30, 2018 vs. 2017
(Dollars in thousands)
(Unaudited)
	2018	2017	Variance

OPERATING ACTIVITIES
Consolidated net income	$539,818	$401,644	$138,174
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	489,735	518,894	(29,159)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(6,091)	233,620	(239,711)
Asset write-offs, impairments and related charges	158,760	21,010	137,750
Changes in working capital:
Receivables	(108,188)	(204,120)	95,932
Fuel inventory	41,216	14,533	26,683
Accounts payable	(17,515)	(85,649)	68,134
Taxes accrued	51,602	69,097	(17,495)
Interest accrued	(7,342)	(2,164)	(5,178)
Deferred fuel costs	106,979	10,309	96,670
Other working capital accounts	48,919	9,726	39,193
Changes in provisions for estimated losses	1,156	(2,733)	3,889
Changes in other regulatory assets	100,423	54,818	45,605
Changes in other regulatory liabilities	(166,445)	30,374	(196,819)
Changes in pensions and other postretirement liabilities	(164,248)	(173,951)	9,703
Other	(289,198)	(2,340)	(286,858)
Net cash flow provided by operating activities	779,581	893,068	(113,487)
INVESTING ACTIVITIES
Construction/capital expenditures	(997,628)	(902,392)	(95,236)
Allowance for equity funds used during construction	32,494	24,560	7,934
Nuclear fuel purchases	(80,498)	(16,298)	(64,200)
Proceeds from sale of assets	3,752	—	3,752
Insurance proceeds received for property damages	—	—	—
Changes in securitization account	(17,739)	(16,522)	(1,217)
Payments to storm reserve escrow account	(1,771)	(801)	(970)
Receipts from storm reserve escrow account	—	—	—
Decrease (increase) in other investments	(25,371)	(113,922)	88,551
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	—	—
Proceeds from nuclear decommissioning trust fund sales	2,376,749	440,085	1,936,664
Investment in nuclear decommissioning trust funds	(2,360,777)	(472,228)	(1,888,549)
Net cash flow used in investing activities	(1,070,789)	(1,057,518)	(13,271)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,244,938	186,077	2,058,861
Treasury stock	20,955	7,302	13,653
Retirement of long-term debt	(1,612,689)	(356,578)	(1,256,111)
Changes in credit borrowings and commercial paper - net	(37,425)	103,720	(141,145)
Other	15,106	(4,642)	19,748
Dividends paid:
Common stock	(161,044)	(156,187)	(4,857)
Preferred stock	(3,439)	(3,446)	7
Net cash flow provided by (used in) financing activities	466,402	(223,754)	690,156
Net increase (decrease) in cash and cash equivalents	175,194	(388,204)	563,398
Cash and cash equivalents at beginning of period	812,787	934,495	(121,708)
Cash and cash equivalents at end of period	$987,981	$546,291	$441,690

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$195,752	$173,357	$22,395
Income taxes	$4,055	$2,790	$1,265

Entergy Corporation
Consolidated Cash Flow Statement
Nine Months Ended September 30, 2018 vs. 2017
(Dollars in thousands)
(Unaudited)
	2018	2017	Variance

OPERATING ACTIVITIES
Consolidated net income	$924,877	$901,064	$23,813
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,517,344	1,561,565	(44,221)
Deferred income taxes, investment tax credits, and non-current taxes accrued	82,641	(90,607)	173,248
Asset write-offs, impairments and related charges	210,263	241,838	(31,575)
Gain on sale of assets	—	(16,270)	16,270
Changes in working capital:
Receivables	(153,703)	(198,029)	44,326
Fuel inventory	49,728	20,746	28,982
Accounts payable	79,949	(75,962)	155,911
Taxes accrued	43,510	66,895	(23,385)
Interest accrued	(9,398)	(6,111)	(3,287)
Deferred fuel costs	(25,284)	(117,636)	92,352
Other working capital accounts	(86,063)	(81,779)	(4,284)
Changes in provisions for estimated losses	28,599	(10,073)	38,672
Changes in other regulatory assets	207,135	117,430	89,705
Changes in other regulatory liabilities	(413,684)	22,124	(435,808)
Changes in pensions and other postretirement liabilities	(345,526)	(354,297)	8,771
Other	(250,884)	(268,147)	17,263
Net cash flow provided by operating activities	1,859,504	1,712,751	146,753
INVESTING ACTIVITIES
Construction/capital expenditures	(2,883,047)	(2,622,104)	(260,943)
Allowance for equity funds used during construction	92,829	66,437	26,392
Nuclear fuel purchases	(170,819)	(226,054)	55,235
Proceeds from sale of assets	12,915	100,000	(87,085)
Insurance proceeds received for property damages	10,523	26,157	(15,634)
Changes in securitization account	(12,985)	(6,494)	(6,491)
Payments to storm reserve escrow account	(4,515)	(1,925)	(2,590)
Receipts from storm reserve escrow account	—	8,836	(8,836)
Decrease (increase) in other investments	(36,140)	(112,217)	76,077
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	25,493	(25,493)
Proceeds from nuclear decommissioning trust fund sales	4,177,919	1,902,783	2,275,136
Investment in nuclear decommissioning trust funds	(4,187,161)	(1,988,634)	(2,198,527)
Net cash flow used in investing activities	(3,000,481)	(2,827,722)	(172,759)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	5,604,131	1,222,606	4,381,525
Treasury stock	24,646	15,121	9,525
Retirement of long-term debt	(4,181,820)	(1,222,915)	(2,958,905)
Changes in credit borrowings and commercial paper - net	368,370	937,677	(569,307)
Other	25,540	(337)	25,877
Dividends paid:
Common stock	(482,865)	(468,396)	(14,469)
Preferred stock	(10,317)	(10,338)	21
Net cash flow provided by financing activities	1,347,685	473,418	874,267
Net increase (decrease) in cash and cash equivalents	206,708	(641,553)	848,261
Cash and cash equivalents at beginning of period	781,273	1,187,844	(406,571)
Cash and cash equivalents at end of period	$987,981	$546,291	$441,690

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$558,381	$507,912	$50,469
Income taxes	$18,200	$(11,883)	$30,083

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2018 vs. 2017
(Dollars in thousands)
(Unaudited)
	2018	2017	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$449,166	$(864,475)	$1,313,641
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,034,357	2,135,984	(101,627)
Deferred income taxes, investment tax credits, and non-current taxes accrued	702,301	(1,046,467)	1,748,768
Asset write-offs, impairments and related charges	325,676	3,044,305	(2,718,629)
Gain on sale of asset	—	(16,270)	16,270
Changes in working capital:
Receivables	(53,311)	(24,157)	(29,154)
Fuel inventory	25,939	30,056	(4,117)
Accounts payable	257,713	(1,474)	259,187
Taxes accrued	10,468	8,503	1,965
Interest accrued	(2,545)	41	(2,586)
Deferred fuel costs	148,642	(199,940)	348,582
Other working capital accounts	(8,615)	27,971	(36,586)
Changes in provisions for estimated losses	35,393	8,072	27,321
Changes in other regulatory assets	685,209	(95,755)	780,964
Changes in other regulatory liabilities	2,479,987	69,156	2,410,831
Deferred tax rate change recognized as regulatory liability / asset	(3,665,498)	—	(3,665,498)
Changes in pensions and other postretirement liabilities	(121,915)	(186,016)	64,101
Other	(532,714)	(430,479)	(102,235)
Net cash flow provided by operating activities	2,770,253	2,459,055	311,198
INVESTING ACTIVITIES
Construction/capital expenditures	(3,868,475)	(3,398,899)	(469,576)
Allowance for equity funds used during construction	122,392	85,975	36,417
Nuclear fuel purchases	(322,089)	(380,417)	58,328
Payment for purchase of plant or assets	(16,762)	—	(16,762)
Proceeds from sale of assets	12,915	100,000	(87,085)
Insurance proceeds received for property damages	10,523	47,125	(36,602)
Changes in securitization account	(5,168)	1,424	(6,592)
Payments to storm reserve escrow account	(5,468)	(2,266)	(3,202)
Receipts from storm reserve escrow account	2,487	8,836	(6,349)
Decrease (increase) in other investments	77,155	(115,536)	192,691
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	72,090	(72,090)
Proceeds from nuclear decommissioning trust fund sales	5,437,883	2,515,137	2,922,746
Investment in nuclear decommissioning trust funds	(5,459,201)	(2,628,747)	(2,830,454)
Net cash flow used in investing activities	(4,013,808)	(3,695,278)	(318,530)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	6,190,915	2,514,703	3,676,212
Preferred stock of subsidiary	14,399	—	14,399
Treasury stock	90,254	15,115	75,139
Retirement of long-term debt	(4,544,586)	(2,304,640)	(2,239,946)
Repurchase / redemption of preferred stock	(20,599)	(30,000)	9,401
Changes in credit borrowings and commercial paper - net	593,989	919,325	(325,336)
Other	18,146	(1,005)	19,151
Dividends paid:
Common stock	(643,354)	(624,238)	(19,116)
Preferred stock	(13,919)	(14,180)	261
Net cash flow provided by financing activities	1,685,245	475,080	1,210,165
Net increase (decrease) in cash and cash equivalents	441,690	(761,143)	1,202,833
Cash and cash equivalents at beginning of period	546,291	1,307,434	(761,143)
Cash and cash equivalents at end of period	$987,981	$546,291	$441,690

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$728,840	$670,329	$58,511
Income taxes	$16,708	$3,446	$13,262